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                                  EXHIBIT 99.4

           News release of SITEL Corporation dated June 7, 1996 (NAFS)


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FROM:                                  FOR:
Swenson/Falker Associates Inc.         SITEL Corporation
121 South Eighth St. Suite 1111        13215 Birch Street
Minneapolis, Minn. 55402               Omaha, Neb. 68164
Contact: Doug Ewing (612) 371-0000     Contact: Michael P. May,
                                                EVP - Corporate
                                                Development
                                                (402) 498-2696

                                       National Action Financial
                                       Services, Inc.
                                       2877 Brandywine Road
                                       Atlanta, Ga. 30341
                                       Contact: Michael Fletcher, CEO
                                                (770) 936-8998
FOR IMMEDIATE RELEASE

SITEL CORPORATION TO ACQUIRE NATIONAL ACTION FINANCIAL SERVICES
- ---------------------------------------------------------------
     OMAHA, Neb., June 7 -- SITEL Corporation (Nasdaq:SITL), one of the largest independent teleservicing companies in the United States, and National Action Financial Services, Inc. (NAFS), Atlanta, jointly announced today the execution of an agreement to acquire NAFS. The agreement provides for the issuance of approximately 1.4 million shares of SITEL common stock to NAFS shareholders. The transaction will be accounted for as a pooling-of-interests.

     NAFS, a privately held company based in Atlanta, is a financial services firm specializing in telephone-based accounts receivable management services, collections, and unique customer service applications. NAFS has more than 350 employees and staffs approximately 300 sales and service positions in its two service centers in Atlanta and Buffalo, N.Y.

     James F. Lynch, SITEL's chairman and chief executive officer, said, "This acquisition is an important strategic business extension for SITEL. The NAFS customer base, which consists of large and well-known corporations in our target industries, adds significant client relationships to our business base and immediately broadens our total service capability.

     "NAFS' strong management team, led by Michael Fletcher, has extensive experience in the credit collections and accounts receivable management business. They have created a highly profitable and fast-growing company by providing exceptional service and maintaining a high percentage of their business mix in the management of customer receivables before they are written off. We are very pleased to welcome the NAFS management team to the SITEL organization, and look forward to their participation in our future."

                                    - more -


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                                      - 2 -

     Michael W. Fletcher, NAFS chief executive officer, said, "We are very pleased to begin this association with SITEL, a highly regarded and innovative leader in the teleservice industry. With significant capital resources and a premier reputation in serving client companies, SITEL has the resources to expand the growth of the credit services and accounts receivable management segments of our combined business.

     "NAFS' chief operating officer, Walter "Butch" Berthaiume, James Rich, chief operating executive of our Buffalo division, and Terrance Meder, senior vice president of sales, will continue as key members of our top team. With our highly experienced management and professional workforce, our strong customer relationships and our new business products, we are convinced that NAFS can make a meaningful contribution to SITEL's growth and profitability."

     SITEL Corporation, based in Omaha, Neb., is a leader in providing outsourced telephone-based customer service and sales programs on behalf of large corporations in the U.S. and Canada. The company operates over 3,500 workstations in 37 call centers throughout North America and employs approximately 7,000 people.


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06/07/96


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